Exhibit 99.1

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF VIRGINIA

(Newport News Division)

In re LUMBER LIQUIDATORS HOLDINGS, INC. SECURITIES LITIGATION, This Document Relates To: Lead Case No. 4:15cv16 and Consolidated Case Nos. 4:15cv25 and 4:15cv30	) ) ) ) ) ) ) ) )	Master No. 4:13-cv-00157-AWA-DEM Hon. Arenda L. Wright Allen

NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

EXHIBIT A-1

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF LUMBER LIQUIDATORS HOLDINGS, INC. (“LUMBER LIQUIDATORS” OR THE “COMPANY”) AS OF JULY 18, 2016 (THE “RECORD DATE”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED CONSOLIDATED DERIVATIVE ACTION (THE “ACTIONS”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD LUMBER LIQUIDATORS COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this stockholder derivative litigation. This Notice is provided by Order of the United States District Court for the Eastern District of Virginia (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The terms of the proposed Settlement are set forth in a written Stipulation of Settlement dated July 18, 2016 (“Stipulation”).[1] A link to the Form 8-K filed with the SEC containing the text of the Stipulation may be found on Lumber Liquidators’ website at the Investor Relations page at http://investors.LumberLiquidators.com.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the settlement of the actions styled Amalgamated Bank v. Brock, et al., Civil Action No. 4:15-cv-30 (E.D. Va.); Klein v. Brock, et al., Civil Action No. 4:15-cv-16 (E.D. Va.); and Doan v. Brock, et al., Civil Action No. 4:15-cv-25 (the “Actions”). Lead Plaintiff Amalgamated Bank, as Trustee for the Longview 600 Small Cap Index Fund and Plaintiffs R. Andre Klein and Phuc Doan (“Plaintiffs”) (on behalf of themselves and derivatively on behalf of Lumber Liquidators); Defendants Thomas D. Sullivan, Douglas T. Moore, John M. Presley, Macon F. Brock, Jr., Peter B. Robinson, Martin F. Roper, Jimmie L. Wade, Nancy M. Taylor, Daniel E. Terrell, Carl R. Daniels, Robert M. Lynch, Jeffrey W. Griffiths and William K. Schlegel (the “Settling Defendants”); and Nominal Party Lumber Liquidators have agreed upon terms to settle the above-referenced litigation and have signed the Stipulation setting forth those settlement terms.

On November 17, 2016, at 10:00 a.m., the Court will hold a hearing (the “Settlement Hearing”) in the Actions. The purpose of the Settlement Hearing is to determine: (i) whether the Settlement is fair, reasonable and adequate, including the separately negotiated amount of attorneys’ fees and expenses for Plaintiffs’ Counsel, and should be finally approved; (ii) whether a final judgment should be entered and the Actions dismissed with prejudice pursuant to the Stipulation; and (iii) such other matters as may be necessary or proper under the circumstances.

1 Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.

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II.	THE LUMBER LIQUIDATORS DERIVATIVE LITIGATION

A.	Commencement and Consolidation of the Federal Derivative Actions

On March 11, 2015, plaintiffs Amalgamated Bank, Doan and Klein filed shareholder derivative actions on behalf of Lumber Liquidators for breach of fiduciary duty, corporate waste, unjust enrichment and other relief in the United States District Court for the Eastern District of Virginia. On May 27, 2015, the District Court consolidated these actions into the In re Lumber Liquidators Holdings, Inc. Shareholder Derivative Litigation, Civil Action No. 4:13-cv-00157-AWA-LRL and appointed Amalgamated Bank as Lead Plaintiff and Robbins Geller Rudman & Dowd LLP as Lead Counsel for the Federal Derivative Actions. See Dkt. No. 11.

On June 26, 2015, plaintiffs filed a Consolidated Shareholder Derivative Complaint for Breach of Fiduciary Duty of Loyalty, Corporate Waste, Unjust Enrichment and Conspiracy (“Consolidated Complaint”). See Dkt. No. 24. The Consolidated Complaint alleges that defendants are liable to Lumber Liquidators for causing the Company to violate the law by selling wood containing toxic levels of formaldehyde in violation of California Air Resources Board’s Regulations (“CARB Regulations”), and wood sourced from the Russian Far East, a protected habitat, in violation of the Lacey Act. Id., ¶¶64-121. The Consolidated Complaint further alleges that a pre-suit demand upon the Board of Directors of Lumber Liquidators (the “Board”) is unnecessary because a majority of the directors face a substantial likelihood of liability for knowingly causing the Company to seek profits in violations of the law as described above. Id., ¶¶148-187.

B.	Defendants’ Motions to Dismiss

On July 24, 2015, the Company filed a motion to dismiss the Consolidated Complaint on the grounds that a pre-suit demand upon the Lumber Liquidators’ Board would not have been a useless and futile act, and therefore, is not excused. See Dkt. No. 45. Defendants also filed a motion to dismiss the Consolidated Complaint, arguing, among other things, that defendants did not breach their fiduciary duties owed to Lumber Liquidators and its stockholders but instead acted in good faith and in the best interest of Lumber Liquidators. Dkt. No. 42.

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On the same day, the Demand Review Committee filed a separate motion to stay the Federal Derivative Actions until such time the Demand Review Committee was able to “complete its work and the Board may act on the [Demand Review] Committee’s recommendation.” See Dkt. No. 37.

Plaintiffs filed their Oppositions to the Company and defendants’ motions to dismiss the Consolidated Complaint on August 14, 2015. See Dkt. Nos. 69, 71. In the Oppositions, plaintiffs argued, among other things, that demand futility existed because a majority of the Lumber Liquidators’ Board suffer from conflicts that render them unable to fairly and objectively consider a pre-suit demand. Id. The Oppositions argued that each defendant is liable to Lumber Liquidators for breach of fiduciary duty of loyalty, corporate waste, unjust enrichment, and conspiracy. Id.

On December 21, 2015, the District Court entered an Order in the related In re Lumber Liquidators Holdings, Inc. Securities Litigation, Civil Action No. 4:13-cv-157 denying the motion to dismiss filed by defendants in that action.

Thereafter, on February 29, 2016, the District Court denied the Company and defendants’ motions to dismiss the derivative claims in the Actions without prejudice. See Dkt. No. 155 at 4.

C.	Settlement Negotiations

On March 29, 2016, the parties engaged in mediation, overseen by Hon. Daniel Weinstein (Ret.). The mediation involved the parties’ efforts to settle the claims through extensive negotiations and consultation with experienced legal counsel who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses. The parties exchanged substantial mediation statements prior to participating in the mediation session with Judge Weinstein. Following lengthy, arm’s-length, and mediated negotiations, on May 16, 2016, the parties reached an agreement-in-principle to settle the Actions that was memorialized in a Memorandum of Understanding (the “MOU”) executed that day.

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III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available at a link on Lumber Liquidators’ website at the Investor Relations page at http://investors.LumberLiquidators.com.

In connection with the Settlement of the Actions, Lumber Liquidators shall receive a $26,000,000 cash payment from its Director and Officer Insurance policies, to be used to resolve a related securities class action (the “Federal Class Action”) (subject to an interpleader action) with no other Company cash to be used to settle the related securities class action, and the Lumber Liquidators’ Board shall adopt and maintain the corporate governance measures and funding requirements described below within sixty (60) days after the Court’s approval of the proposed Settlement. The corporate governance reforms and funding commitments shall remain in effect for not fewer than five (5) years from that date and shall not be altered without a Court order.

Lumber Liquidators acknowledges and agrees that the cash and corporate governance policies set forth below confer substantial benefits upon Lumber Liquidators and its stockholders. Lumber Liquidators also acknowledges that the commencement, prosecution, and settlement of the Actions were material and substantial factors in the Company’s decision to use the $26,000,000 in insurance proceeds (and no money from the Company) for the resolution of the Federal Class Action and to adopt, implement, and maintain the corporate governance reforms set forth below.

CORPORATE GOVERNANCE POLICIES

Board Composition and Practices

Modified Plurality Voting. The Company will adopt a “modified plurality” approach to shareholder voting for directors. Under this approach, a director who does not receive a majority vote would agree to submit his/her resignation. However, the Board is not legally obligated to accept, and can take other factors into consideration, including (but not limited to) the individual’s history on the Board, relevant outside work experience, knowledge of industry, and knowledge of regulatory requirements, and choose to retain the director if the director otherwise received the highest number of shares voted.

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Separate Chairman and Chief Executive Officer (“CEO”). The Board shall include a provision in the Company’s Bylaws which requires the separation of the roles of CEO and Chairman of the Board and that the Chairman must be a fully independent director of the Board.

In addition to the duties of all Board members (which shall not be limited or diminished by the Chairman’s role), the Chairman shall be responsible for the following functions: (i) timing and agendas for Board meetings; (ii) nature, quantity and timing of information provided to the independent directors by the Company’s management; (iii) retention of counsel or consultants who report directly to the Board; (iv) implementation of corporate governance policies and procedures, including assisting the chair of the various Board committees as requested; (v) receiving reports from the Nominating and Corporate Governance Committee regarding compliance with and implementation of corporate governance policies; (vi) receiving reports from the Nominating and Corporate Governance Committee regarding governance policies; and (vii) evaluating, along with Compensation Committee, CEO performance. The Chairman should share any reports received by Board committees with the full Board as appropriate.

Limitation on Other Boards. The Board shall include a provision in the Company’s Bylaws which requires that independent directors may sit on no more than two other public boards, including Chairman. The CEO may sit on no more than one other public board. Directors and officers may not serve as Board members for companies that directly compete with Lumber Liquidators.

Authorization to Retain Counsel. The Board’s committees shall have standing authorizations, at their discretion, to obtain legal or other advisors of their choice, who shall report directly to the Board or the committee.

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Charters. Each standing committee of the Board should have a written charter, which is made available to the public on Lumber Liquidators’ website, and requires that the committee meet no fewer than three times per year.

Director Education. Current directors shall attend a program specifically designed as directors’ education no later than the end of their current term (if standing for reelection). New directors must attend within six (6) months of joining the Board. Thereafter, the Nominating and Corporate Governance Committee in coordination with the Chief Compliance Officer (“CCO”) and Chief Legal Officer (“CLO”) will develop and implement an ongoing annual education program for directors.

New Director. The Company shall agree to the one-time appointment to the Board of Directors of a candidate agreeable to Lead Plaintiff and the Company. The candidate shall meet the criteria for a Lumber Liquidators’ director as set forth in the Company’s Corporate Governance Guidelines. If at least one of the candidate(s) already proffered by Lead Plaintiff are not agreed to by Lumber Liquidators or, should all candidates decline to serve, the Company, utilizing mutually agreed upon search criteria, shall in good faith conduct a search for new director candidate(s) through the following process:

(a)	Employ a nationally recognized search firm to work together with Lead Plaintiff’s corporate governance expert to engage in a general search for a slate of at least five (5) candidates. Lead Plaintiff, in consultation with its corporate governance expert and Lumber Liquidators’ stockholders, as appropriate, shall propose a slate of at least five (5) additional candidates. All candidates selected shall meet the qualifications identified by Lead Plaintiff’s corporate governance expert and Lumber Liquidators.

(b)	If Lead Plaintiff and Lumber Liquidators are unable to, in good faith, mutually agree upon the selection of one of these candidates, the selection shall be made by Judge Weinstein or Jed Melnick as the mediators of the settlement of the Federal Derivative Actions.

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(c)	At the conclusion of the search process, but in no event later than six (6) months after final approval of this Settlement, Lumber Liquidators shall, in good faith, appoint a director candidate to the Lumber Liquidators’ Board identified pursuant to this process to serve for at least one (1) term.

Board Evaluation of Stockholder Proposals. The Board shall include a provision in the Company’s Bylaws which requires that stockholder proposals be evaluated by the directors as follows:

(a)	The Company shall distribute to the entire Board all proposals received by the Company. After the distribution to the Board, and before the making of any recommendation to the Board or any of its members concerning a response, approval or disapproval, Lumber Liquidators’ law department and senior management shall discuss with the Chair of any Board committee responsible for oversight of the subject matter of the proposal, if applicable, the financial, legal, practical and social implications of approval and implementation of the proposal;

(b)	Where a stockholder proposal has been made by any stockholder holding at least 2% of the Company’s outstanding shares as of the Company’s last-filed Form 10-Q or 10-K, the Company shall timely contact the proponent of the proposal to arrange a teleconference or an in-person meeting to discuss the proposal and its financial, legal, social and practical implications. If the proponent agrees to a meeting or teleconference, the Chair of any Board committee responsible for the oversight of the subject matter of the proposal shall attend;

(c)	Lumber Liquidators’ law department and senior management, shall make a recommendation to the Board committee responsible for oversight of the subject matter of the proposal concerning whether to include or exclude the shareholder proposal in the proxy and/or to submit a no-action request to the SEC pursuant to Securities Exchange Act of 1934 §14(a), and SEC Rule 14a-8, promulgated thereunder;

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(d)	Before the filing of a proxy statement, which makes a recommendation concerning any stockholder proposal, a draft of the recommendation shall be reviewed and approved by the Board; and

(e)	The Board is authorized at its discretion to engage outside counsel or other advisors to assist in their review of any shareholder proposal at the expense of the Company.

Stockholder Meetings. Each member of the Board shall be expected to attend each annual stockholder meeting in person.

Stockholders shall have the right in general meetings to ask questions, both orally and in writing and receive answers and discussion from the CEO and Board. Such discussion shall take place regardless of whether questions have been submitted in advance.

Polls should remain open at the annual meeting until all agenda items have been discussed.

Regulatory Affairs Committee

The Board shall establish a Regulatory Affairs Committee focused on overseeing the regulatory affairs specific to Lumber Liquidators. The Committee shall familiarize itself with all aspects of the applicable industry law.

The Regulatory Affairs Committee shall oversee the processes by which Lumber Liquidators conducts its business so that the Company shall do so in a manner that complies with laws and regulations and reflects the highest standards of integrity. The Committee shall review and make recommendations regarding policies, practices, and procedures for compliance with industry laws.

The Regulatory Affairs Committee shall review Company policy for contracts with contractors, suppliers, vendors and similarly situated persons and the financial arrangements provided to ensure that such persons are not incentivized in a way that would cause Lumber Liquidators to violate any applicable environmental laws, rules and/or regulations. The Board will have the authority to grant additional authority/oversight to this Committee.

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Compensation Reforms

Ban on Stock Pledges. The Board shall establish a ban on stock hedging and/or pledging prohibiting a director from hedging and/or pledging any of the equity securities in connection with a margin or similar loan transaction.

Clawback Policy. To the extent permitted by law, if the Board, or a Committee thereof, determines that any bonus, incentive payment, equity award or other compensation has been awarded or received by an executive officer of the Company, as defined by Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, and that such compensation was based on any financial results or operating metrics that were satisfied as a result of such officer’s knowing or intentional fraudulent or illegal conduct, then the Board or a Committee thereof shall recover from the officer such compensation (in whole or in part) as it deems appropriate under the circumstances. Further, following a restatement of the Company’s financial statements, the Company shall recover any compensation received by the CEO and CFO that is required to be recovered by Section 304 of Sarbanes-Oxley Act of 2002. In determining whether to recover a payment, the Board shall take into account such considerations as it deems appropriate, including whether the assertion of a claim may violate applicable law or prejudice the interests of the Company in any related proceeding or investigation. The Board shall have sole discretion in determining whether an officer’s conduct has or has not met any particular standard of conduct under law or Company policy.

Stock Holdings Guidelines. The Board shall adopt a policy regarding stock holding guidelines for certain executives and directors with the following provisions:

(a)           Company personnel will be required to maintain the following minimum stock holdings: (i) CEO – 5 times base salary, (ii) Founder – 2.5 times base salary, (iii) Non-employee directors – 2.5 times annual cash retainer, and (iv) Executive officers – 1 times base salary.

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(b)           Shares can be owned directly or indirectly through immediate family members in the same household or a trust. The shares can include vested shares of restricted stock, shares underlying in-the-money options, or shares held in the outside director deferral plan.

(c)           The time period for implementing compliance is 5 years after adoption of policy or assuming a relevant position.

(d)           Once the required level is reached, the individual must continuously own the shares. If the individual falls below the required holdings solely due to a decline in the value of the shares, then they may be granted a hardship exemption at the discretion of the Board.

(e)           The Board shall disclose in its annual Proxy statement filed with the SEC when an individual falls out of compliance with the stock holding provision and when those individuals regain compliance with these provisions.

Corporate Discipline, Termination and Whistleblowers

Chief Compliance Officer. The Chief Compliance Officer shall be responsible for promoting Lumber Liquidators’ worldwide compliance with applicable laws and rules and with Lumber Liquidators’ Code of Business Conduct and Ethics. The Chief Compliance Officer shall be responsible for overseeing development of a comprehensive legal compliance and ethics program designed to evaluate, to maintain and, when needed, to correct compliance with federal and state rules and regulations and the Code of Conduct. The Chief Compliance Officer shall be responsible for reviewing and suggesting improvements to Lumber Liquidators’ existing procedures for receipt, retention and consideration of reports or evidence of violations of applicable federal or state law or the Code of Business Conduct and Ethics, in consultation with the Audit Committee.

Except as would be deemed the responsibility of the internal audit function, the Chief Compliance Officer shall be responsible for internal investigations into violations of Lumber Liquidators’ policies or applicable laws. When a violation of federal or state law or the Code of Business Conduct and Ethics appears to have occurred, the Chief Compliance Officer shall be responsible for determining whether an investigation is necessary.

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The Chief Compliance Officer shall notify the Audit Committee of all material investigations that have been initiated and shall retain such assistance as he/she deems necessary to conduct the investigation.

At the conclusion of any investigation, the Chief Compliance Officer (in consultation with the Audit Committee) shall:

1.	Determine whether a violation has occurred, is ongoing or is about to occur;

2.	Recommend (as necessary) that Lumber Liquidators implement appropriate responses to any violation; and

3.	Inform the Audit Committee of the results of any such material investigation and any recommended remedial measures.

The Chief Compliance Officer will make quarterly reports to the Audit Committee (or other committee as directed by Board) and annual reports to the full Board.

The Chief Compliance Officer shall be responsible for reviewing every situation in which a Lumber Liquidators’ employee is adjudicated by a court of law to have violated a U.S. federal or state statute in connection with his/her employment by Lumber Liquidators. Presumptively, any employee adjudicated to have violated a U.S. federal or state criminal statute in connection with his/her employment by Lumber Liquidators shall be terminated for cause and receive no severance payments in connection with the termination. If the Chief Compliance Officer determines that such termination is not warranted, he/she shall so recommend to the Audit Committee, which will act upon his/her recommendation in its discretion.

Code of Conduct. The Board shall cause the following clause to be inserted into the Company’s Code of Business Conduct and Ethics:

You are expected to be familiar with all legal and regulatory provisions that relate to the performance of your job, and you must follow the spirit as well as the letter of such laws and regulations in your business dealings. No officer, employee and/or director of Lumber Liquidators has any authority to engage in conduct inconsistent with applicable U.S. laws and regulations, or to authorize, direct or condone such conduct by any other person.

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The Audit Committee shall, within the next 3 years, review the current version of the Code of Business Conduct and Ethics and shall consider amendments thereto that provide recipients with more detailed discussions of those laws and regulations that have a material effect on Lumber Liquidators’ business and operations.

Confidential Whistleblower Program. The Board shall require management to adopt written policies protecting whistleblowers, and include such policy on the Company’s website. The Company’s Whistleblower Policy shall:

(a)	Encourage interested parties to bring forward ethical and legal violations and/or a reasonable belief that ethical and legal violations have occurred to the Audit Committee and the Chief Compliance Officer so that action may be taken to resolve the problem. Material complaints shall be reviewed by the Audit Committee.

(b)	The policy shall communicate effectively that Lumber Liquidators is serious about adherence to its codes of conduct and that whistleblowing is an important tool in achieving this goal.

The Whistleblower Program – with the endorsement of the Board and the most senior management of the Company – must adequately notify employees, independent contractors and vendors of Lumber Liquidators of the following:

(a)	executives may be subject to criminal penalties, including imprisonment, for retaliation against whistleblowers;

(b)	whistleblower complaints may be directed to both the Audit Committee and the Chief Compliance Officer, and the complaints will be handled by these parties anonymously and, to the extent possible, in confidence, unless requested by the whistleblower;

(c)	if a whistleblower brings his or her complaint to an outside regulator or other governmental entity, he or she will be protected by the terms of the Whistleblower Program just as if he or she directed the complaint to the Audit Committee and/or the Chief Compliance Officer;

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(d)	if an employee is subject to an adverse employment decision as a result of whistleblowing, the employee must file a complaint with the Department of Labor within 90 days of the alleged violation (a failure to report such claims within the 90 day window do not foreclose any other available legal remedy); and

(e)	it is both illegal and against Lumber Liquidators’ policy to discharge, demote, suspend, threaten, intimidate, harass or in any manner discriminate against an individual for engaging in the act of whistleblowing.

The Company shall provide a Whistleblower Telephone Hotline to assist on matters pertaining to corruption, fraud or similar unlawful activities at Lumber Liquidators, with alternative reporting mechanisms including suggestion boxes or email address.

The Company will remind employees of whistleblowing options and whistleblower protections in employee communications provided at least twice a year on the Company’s intranet.

Policy on Lobbying and Political Contributions

The Board shall include a provision in the Company’s Bylaws which limits the use of corporate funds and other assets for governmental lobbying and political campaigns as follows:

The Board shall insure that any Company lobbying or political activity is conducted solely for promoting the commercial interests of Lumber Liquidators as a whole and is in the interests of its stockholders. The Board shall insure that lobbying and political spending do not reflect narrow political preferences of the Company’s executives that have little or no bearing on Lumber Liquidators’ own commercial performance.

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IV.	PLAINTIFFS’ COUNSEL’S SEPARATELY NEGOTIATED ATTORNEYS’ FEES AND EXPENSES

After negotiating the principal terms of the Settlement, counsel for Lead Plaintiff and Lumber Liquidators, acting by and through its counsel, with the assistance of the Honorable Daniel Weinstein (Ret.), separately negotiated the attorneys’ fees and expenses the Company would pay to Plaintiffs’ Counsel based on the substantial benefits conferred upon Lumber Liquidators by the Settlement. In light of the substantial benefits conferred by Plaintiffs’ Counsel’s efforts, Lumber Liquidators, acting by and through its Board of Directors, has agreed to pay $5,000,000 in attorneys’ fees and expenses, subject to Court approval (the “Fee and Expense Amount”). The Fee and Expense Amount includes fees and expenses incurred by Plaintiffs’ Counsel in connection with the prosecution and settlement of the Actions. To date, Plaintiffs’ Counsel have not received any payments for their efforts on behalf of Lumber Liquidators stockholders. The Fee and Expense Amount will compensate Plaintiffs’ Counsel for the results achieved in the litigation.

V.	REASONS FOR THE SETTLEMENT

The Settling Parties have determined that it is desirable and beneficial that the Actions, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation and Plaintiffs’ Counsel believe that the Settlement is in the best interests of the Settling Parties, Lumber Liquidators and its stockholders.

A.	Why Did the Settling Defendants Agree to Settle?

The Settling Defendants have denied and continue to deny each and every one of the claims and contentions alleged by the Plaintiffs in the Actions. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to Lumber Liquidators or its stockholders, or that Plaintiffs, Lumber Liquidators, or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Actions or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Lumber Liquidators and its stockholders.

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Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty and risks inherent in any litigation, especially in complex cases like the Actions, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens and uncertainties associated with continued litigation of the claims asserted in the Actions, (b) finally put to rest those claims and the underlying matters, and (c) confer benefits upon them, including further avoidance of disruption of their businesses and lives due to the pendency and defense of the Actions. Therefore, the Settling Defendants have determined that it is desirable and beneficial that the Actions, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

B.	Why Did Plaintiffs Agree to Settle?

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Settling Defendants through trial and potential appeals. Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Actions. Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement set forth in the Stipulation is in the best interests of Lumber Liquidators and its stockholders.

VI.	SETTLEMENT HEARING

On November 17, 2016, at 10:00 a.m., the Court will hold the Settlement Hearing at the United States District Court for the Eastern District of Virginia, 600 Granby Street, Norfolk, VA 23510. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable and adequate and thus should be finally approved, whether the separately negotiated Fee and Expense Amount should be approved, and whether the Actions should be dismissed with prejudice pursuant to the Stipulation.

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Pending determination of whether the Settlement should be approved, no Lumber Liquidators stockholder, either directly, representatively, derivatively or in any other capacity, shall commence or prosecute against any of the Released Persons, any action or proceeding in any court, administrative agency or other tribunal asserting any of the Released Claims.

VII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any current Lumber Liquidators stockholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date or time without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. Current Lumber Liquidators stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

VIII.	RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO

Any current Lumber Liquidators stockholder may appear and show cause, if he, she or it has any reason why the Settlement of the Actions should not be approved as fair, reasonable and adequate, or why a judgment should not be entered thereon, or why the separately negotiated attorneys’ fees and expenses should not be approved. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1.           Your name, legal address, and telephone number;

2.           The case name and number (In re Lumber Liquidators Holdings, Inc. Shareholder Derivative Litigation, Lead Case No. 4:13-cv-00157-AWA-DEM);

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3.           Proof of being a Lumber Liquidators stockholder as of the Record Date, July 18, 2016;

4.           The date(s) you acquired your Lumber Liquidators shares;

5.           A statement of each objection being made;

6.           Notice of whether you intend to appear at the Settlement Hearing. You are not required to appear; and

7.           Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

The Court may not consider any objection that does not substantially comply with these requirements.

B.	You Must Timely Deliver Written Objections to the Court

All written objections and supporting papers must be submitted to the Court either by mailing them to:

Clerk of the Court

United States District Court

Eastern District of Virginia

600 Granby Street Norfolk, VA 23510

OR by filing them in person at any location of the United States District Court for the Eastern District of Virginia.

YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN TWENTY-ONE (21) CALENDAR DAYS BEFORE THE SETTLEMENT HEARING.

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court.

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement as incorporated in the Stipulation or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, and, unless otherwise ordered by the Court, shall be bound by the Judgment to be entered and the releases to be given.

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IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Actions or the Settlement contained in the Stipulation.

You may inspect the Stipulation and other papers in the Actions at the United States District Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the United States District Court for the Eastern District of Virginia, 600 Granby Street, Norfolk, VA 23510. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. You may also view and download the Stipulation at http://investors.LumberLiquidators.com.

If you have any questions about matters in this Notice you may contact by telephone at 1-800-449-4900 or in writing Rick Nelson, c/o Shareholder Relations, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED: August 26, 2016	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT EASTERN DISTRICT OF VIRGINIA

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